Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-251656) pertaining to the IAC Inc. Retirement Savings Plan (formerly, IAC/InterActiveCorp Retirement Savings Plan) (the Plan) of our report dated June 23, 2023, with respect to the financial statements and schedule of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

New York, New York
June 23, 2023